Exhibit 99.1

For investors	For media
Amy Wakeham	Jayme Rubenstein
+1 858-836-5000	+1 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Third Quarter of Fiscal Year 2020

-	Year-over-year revenue grows 16%, non-GAAP operating profit up 31%

-	Balanced growth across product portfolio, software solutions, and global markets

-	Focused on combating COVID-19 pandemic through increased ventilator production and ongoing partnership and support of key global stakeholders

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, April 30, 2020 – ResMed Inc. (NYSE: RMD, ASX: RMD), a world-leading digital health company, today announced results for its quarter ended March 31, 2020.

Third Quarter 2020 Highlights

All comparisons are to the prior-year period

•	Revenue increased 16% to $769.5 million; up 17% on a constant currency basis

•	GAAP gross margin of 58.4%; non-GAAP gross margin expanded 70 bps to 60.0%

•	Net operating profit increased 39%; non-GAAP operating profit up 31%

•	GAAP diluted earnings per share of $1.12; non-GAAP diluted earnings per share of $1.29

“We are operating during unprecedented times, and I am extremely proud of the way our global ResMed team has responded to the COVID-19 crisis,” said Mick Farrell, ResMed’s CEO. “Our primary goals are the safety and well-being of our team members, and the preservation of life-helping people breathe while their immune system fights this coronavirus. We have rapidly pivoted our business to respond by ramping up production of life support ventilators, non-invasive ventilators, and ventilation mask systems for the people who need them most, wherever they live.

“We continue to execute our long-term strategy, supporting customers around the world with digital health technologies and out-of-hospital management software, enabling them to continue to provide better care for those suffering from sleep apnea, COPD, asthma, and for people in out-of-hospital care settings. As we progress through the global COVID-19 pandemic, we are delivering world-leading solutions to governments, health authorities, hospitals, physicians, providers, and, most importantly, to patients.

“Looking ahead, we are confident in our ability to navigate through the challenging clinical and economic environment to deliver for all our stakeholders. Our culture, operational resilience, strong balance sheet, business continuity plans, and growth prospects have positioned us well. In the near term, we remain vigilant and thoughtful

RMD Third Quarter 2020 Earnings Press Release – April 30, 2020	Page 2 of 10

about the outlook for our business as we continue to serve our customers and successfully weather the crisis. Over the longer term, we believe our strong foundation will accelerate the adoption of much-needed digital health solutions in the field of respiratory medicine.”

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	March 31, 2020	March 31, 2019	% Change	Constant Currency (A)
Revenue	$769.5	$662.2	16%	17%
Gross margin (B)	58.4%	57.5%	2
Non-GAAP gross margin (B)	60.0%	59.3%	1
Selling, general and administrative expenses	172.4	164.5	5	7
Research and development expenses	51.4	47.6	8	11
Income from operations	217.5	157.0	39
Non-GAAP income from operations (B)	237.9	182.0	31
Net income	163.1	105.4	55
Non-GAAP net income (B)	187.9	128.1	47
Diluted earnings per share	$1.12	$0.73	53
Non-GAAP diluted earnings per share (B)	$1.29	$0.89	45

	Nine Months Ended
	March 31, 2020	March 31, 2019	% Change	Constant Currency (A)
Revenue	$2,186.7	$1,901.6	15%	16%
Gross margin (B)	58.0%	57.4%	1
Non-GAAP gross margin (B)	59.8%	58.9%	2
Selling, general and administrative expenses	511.3	473.4	8	1
Research and development expenses	149.4	129.5	15	—
Income from operations	586.4	458.2	28
Non-GAAP income from operations (B)	647.4	520.1	24
Net income	443.8	335.8	32
Non-GAAP net income (B)	499.5	388.8	28
Diluted earnings per share	$3.05	$2.33	31
Non-GAAP diluted earnings per share (B)	$3.43	$2.69	28

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Third Quarter Results

All comparisons are to the prior-year period unless otherwise noted

•

Revenue in the U.S., Canada, and Latin America, excluding Software as a Service, grew by 12 percent driven by strong sales across our mask and device product portfolios, including increased demand for our ventilators due to COVID-19.

RMD Third Quarter 2020 Earnings Press Release – April 30, 2020	Page 3 of 10

•

Revenue in combined Europe, Asia, and other markets grew by 27 percent on a constant currency basis primarily driven by sales across our mask and device product portfolios, including increased demand for our ventilators due to COVID-19.

•	Software as a Service revenue increased by 12 percent, due to continued growth in Brightree and MatrixCare service offerings.

•

Gross Margin expanded by 90 basis points. Non-GAAP gross margin expanded by 70 basis points primarily due to benefits from product mix changes, and manufacturing and procurement efficiencies, partially offset by declines in average selling prices.

•

Selling, general, and administrative expenses increased by 5 percent or by 7 percent on a constant currency basis. SG&A expenses improved to 22.4 percent of revenue in the quarter, compared with 24.8 percent in the same period of the prior year.

•	Income from operations increased by 39 percent and non-GAAP income from operations increased by 31 percent.

•

Net income grew by 55 percent and diluted earnings per share grew by 53 percent. Non-GAAP net income grew by 47 percent and non-GAAP diluted earnings per share grew by 45 percent predominantly attributable to strong sales, particularly in masks, coupled with controlled operating costs.

•	Cash flow from operations for the quarter was $239.7 million, compared to net income in the current quarter of $163.1 million. During the quarter we paid $56.4 million in dividends.

Other Business and Operational Highlights

•

Introduced AirFit F30i, its first tube-up full face CPAP mask, rounding out the most complete full face mask portfolio on the market. AirFit F30i’s tube-up design makes it easier for users to sleep in any position, under-nose cushioning prevents soreness and irritation on the nasal bridge, and a quick-release elbow allows users to quickly disconnect and reattach the mask from its tubing.

•

In partnership with ATS Foundation, awarded the third $100,000 research grant to study how remote monitoring can help improve the management of patients with chronic obstructive pulmonary disease. The study aims to detect early changes in lung function from daily recordings and notify patients when to commence more intensive treatment or seek medical attention.

•

Launched a COVID-19 resource page with links to the latest information from global and regional health organizations as well as frequently asked questions about the use of ResMed’s devices in relation to COVID-19 and information for healthcare professionals.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.39 per share. The dividend will have a record date of May 14, 2020, payable on June 18, 2020. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of Chess Depositary Instruments trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be May 13, 2020 for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from May 13, 2020, through May 14, 2020, inclusive.

RMD Third Quarter 2020 Earnings Press Release – April 30, 2020	Page 4 of 10

Webcast details

ResMed will discuss its third-quarter fiscal year 2020 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q3 2020 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13701214. The telephone replay will be available until May 15, 2020.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Third Quarter 2020 Earnings Press Release – April 30, 2020	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019
Net revenue	$769,455	$662,228	$2,186,669	$1,901,608

Cost of sales	307,657	270,318	880,633	782,874
Amortization of acquired intangibles (1)	12,136	10,940	37,623	27,095

Total cost of sales	$319,793	$281,258	$918,256	$809,969

Gross profit	$449,662	$380,970	$1,268,413	$1,091,639

Selling, general and administrative	172,441	164,529	511,304	473,410
Research and development	51,449	47,610	149,425	129,513
Amortization of acquired intangibles (1)	8,272	11,854	21,872	24,406
Litigation settlement expenses (1)	—	—	(600)	—
Acquisition-related expenses (1)	—	—	—	6,123

Total operating expenses	$232,162	$223,993	$682,001	$633,452
Income from operations	217,500	156,977	586,412	458,187

Other income (expenses), net:
Interest income (expense), net	$(9,852)	$(11,998)	$(30,414)	$(21,594)
Loss attributable to equity method investments	(5,295)	(5,996)	(19,082)	(9,371)
Other, net	(10,698)	(1,054)	(15,922)	(4,140)

Total other income (expenses), net	(25,845)	(19,048)	(65,418)	(35,105)

Income before income taxes	$191,655	$137,929	$520,994	$423,082
Income taxes	28,518	32,513	77,155	87,291

Net income	$163,137	$105,416	$443,839	$335,791

Basic earnings per share	$1.13	$0.74	$3.08	$2.35
Diluted earnings per share	$1.12	$0.73	$3.05	$2.33
Non-GAAP diluted earnings per share (1)	$1.29	$0.89	$3.43	$2.69

Basic shares outstanding	144,638	143,316	144,112	142,907
Diluted shares outstanding	145,680	144,333	145,490	144,344

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Third Quarter 2020 Earnings Press Release – April 30, 2020	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	March 31, 2020	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$352,861	$147,128
Accounts receivable, net	554,859	528,484
Inventories	358,772	349,641
Prepayments and other current assets	203,266	120,113

Total current assets	$1,469,758	$1,145,366
Non-current assets:
Property, plant and equipment, net	$397,209	$387,460
Operating lease right-of-use assets	126,277	—
Goodwill and other intangibles, net	2,349,421	2,378,399
Deferred income taxes and other non-current assets	167,878	196,457

Total non-current assets	$3,040,785	$2,962,316

Total assets	$4,510,543	$4,107,682

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$116,148	$115,725
Accrued expenses	235,201	266,359
Operating lease liabilities, current	22,795	—
Deferred revenue	97,110	88,667
Income taxes payable	68,278	73,248
Short-term debt	11,987	11,992

Total current liabilities	$551,519	$555,991
Non-current liabilities:
Deferred revenue	$84,615	$81,143
Deferred income taxes	25,441	11,380
Operating lease liabilities, non-current	107,251	—
Other long term liabilities	7,527	2,058
Long-term debt	1,364,849	1,258,861
Long-term income taxes payable	112,910	126,056

Total non-current liabilities	$1,702,593	$1,479,498

Total liabilities	$2,254,112	$2,035,489

STOCKHOLDERS’ EQUITY:
Common stock	$579	$575
Additional paid-in capital	1,533,905	1,511,473
Retained earnings	2,711,639	2,436,410
Treasury stock	(1,623,256)	(1,623,256)
Accumulated other comprehensive income	(366,436)	(253,009)

Total stockholders’ equity	$2,256,431	$2,072,193

Total liabilities and stockholders’ equity	$4,510,543	$4,107,682

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RMD Third Quarter 2020 Earnings Press Release – April 30, 2020	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Nine Months Ended
	March 31, 2020	March 31, 2019
Cash flows from operating activities:
Net income	$443,839	$335,791
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	116,341	108,203
Amortization of right-of-use-assets	19,524	—
Stock-based compensation costs	41,421	37,856
Loss attributable to equity method investments	19,082	9,371
Impairment of equity investments	14,519	8,801
Gain on previously held equity interest	—	(1,909)
Changes in fair value of business combination contingent consideration	(7)	(272)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(34,140)	(1,482)
Inventories, net	(22,564)	(55,002)
Prepaid expenses, net deferred income taxes and other current assets	(68,724)	(17,453)
Accounts payable, accrued expenses and other	(57,301)	(106,671)

Net cash provided by operating activities	$471,990	$317,233
Cash flows from investing activities:
Purchases of property, plant and equipment	(77,360)	(46,507)
Patent registration costs	(7,391)	(6,556)
Business acquisitions, net of cash acquired	(27,910)	(951,565)
Purchases of investments	(31,616)	(31,092)
Proceeds / (Payments) on maturity of foreign currency contracts	(32,177)	3,902

Net cash used in investing activities	$(176,454)	$(1,031,818)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	26,112	15,346
Taxes paid related to net share settlement of equity awards	(45,106)	(27,880)
Purchases of treasury stock	—	(22,844)
Payment of business combination contingent consideration	(302)	(648)
Proceeds from borrowings, net of borrowing costs	990,000	1,414,230
Repayment of borrowings	(883,012)	(541,394)
Dividends paid	(168,610)	(158,592)

Net cash (used in) / provided by financing activities	$(80,918)	$678,218

Effect of exchange rate changes on cash	$(8,885)	$(5,821)

Net increase / (decrease) in cash and cash equivalents	205,733	(42,188)
Cash and cash equivalents at beginning of period	147,128	188,701

Cash and cash equivalents at end of period	$352,861	$146,513

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RMD Third Quarter 2020 Earnings Press Release – April 30, 2020	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” excludes amortization expense from acquired intangibles related to cost of sales and are reconciled below:

	Three Months Ended		Nine Months Ended
	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019
Revenue	$769,455	$662,228	$2,186,669	$1,901,608
Add back: Deferred revenue fair value adjustment (A)	—	2,254	2,102	4,283

Non-GAAP Revenue	$769,455	$664,482	$2,188,771	$1,905,891

GAAP Cost of sales	$319,793	$281,258	$918,256	$809,969
Less: Amortization of acquired intangibles (A)	(12,136)	(10,940)	(37,623)	(27,095)

Non-GAAP cost of sales	$307,657	$270,318	$880,633	$782,874

GAAP gross profit	449,662	380,970	1,268,413	1,091,639
GAAP gross margin	58.4%	57.5%	58.0%	57.4%
Non-GAAP gross profit	461,798	394,164	1,308,138	1,123,017
Non-GAAP gross margin	60.0%	59.3%	59.8%	58.9%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Nine Months Ended
	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019
GAAP income from operations	$217,500	$156,977	$586,412	$458,187
Amortization of acquired intangibles - cost of sales (A)	12,136	10,940	37,623	27,095
Amortization of acquired intangibles - operating expenses (A)	8,272	11,854	21,872	24,406
Deferred revenue fair value adjustment (A)	—	2,254	2,102	4,283
Litigation settlement expenses (A)	—	—	(600)	—
Acquisition related expenses (A)	—	—	—	6,123

Non-GAAP income from operations	$237,908	$182,025	$647,409	$520,094

RMD Third Quarter 2020 Earnings Press Release – April 30, 2020	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Nine Months Ended
	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019
GAAP net income	$163,137	$105,416	$443,839	$335,791
Amortization of acquired intangibles - cost of sales, net of tax (A)	9,287	8,441	28,765	20,963
Amortization of acquired intangibles - operating expenses, net of tax (A)	6,330	9,147	16,723	18,883
Deferred revenue fair value adjustment, net of tax (A)	—	1,727	1,610	3,281
Litigation settlement expenses, net of tax (A)	—	—	(528)	—
Acquisition-related expenses (A)	—	—	—	5,362
Fair value impairment of investment (A)	9,100	—	9,100	—
U.S. tax reform	—	3,327	—	4,505

Non-GAAP net income (A)	$187,854	$128,058	$499,509	$388,785

Diluted shares outstanding	145,680	144,333	145,490	144,344
GAAP diluted earnings per share	$1.12	$0.73	$3.05	$2.33
Non-GAAP diluted earnings per share (A)	$1.29	$0.89	$3.43	$2.69

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, deferred revenue fair value adjustment, litigation settlement expenses, acquisition-related expenses, fair value impairment of investment and the impact of U.S. tax reform on income tax expense from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Third Quarter 2020 Earnings Press Release – April 30, 2020	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended
	March 31, 2020 (A)	March 31, 2019 (A)	% Change	Constant Currency (B)
U.S., Canada and Latin America
Devices	$196.5	$181.3	8%
Masks and other	197.1	168.7	17

Total Sleep and Respiratory Care	$393.5	$350.0	12
Software as a Service	89.6	79.9	12

Total	$483.1	$429.9	12

Combined Europe, Asia and other markets
Devices	$195.0	$155.2	26%	29%
Masks and other	91.3	77.1	18	22

Total Sleep and Respiratory Care	$286.3	$232.3	23	27

Global revenue
Devices	$391.5	$336.4	16%	18%
Masks and other	288.4	245.8	17	18

Total Sleep and Respiratory Care	$679.9	$582.3	17	18
Software as a Service	89.6	79.9	12	12

Total	$769.5	$662.2	16	17

	Nine Months Ended
	March 31, 2020 (A)	March 31, 2019 (A)	% Change	Constant Currency (B)
U.S., Canada and Latin America
Devices	$586.9	$540.2	9%
Masks and other	584.9	494.8	18

Total Sleep and Respiratory Care	$1,171.8	$1,035.0	13
Software as a Service	263.2	190.6	38

Total	$1,435.0	$1,225.6	17

Combined Europe, Asia and other markets
Devices	$509.3	$463.1	10%	13%
Masks and other	242.4	213.0	14	17

Total Sleep and Respiratory Care	$751.7	$676.0	11	15

Global revenue
Devices	$1,096.2	$1,003.2	9%	11%
Masks and other	827.3	707.8	17	18

Total Sleep and Respiratory Care	$1,923.5	$1,711.0	12	14
Software as a Service	263.2	190.6	38	38

Total	$2,186.7	$1,901.6	15	16

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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